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                                                                    Exhibit 23.7

                       [Pincock, Allen & Holt Letterhead]


                                                            August 22, 1997

Mr. Marcel F. DeGuire
Vice President Project Development
Apex Silver Mines Corporation
1700 Lincoln Street, Suite 3050
Denver, CO 80203

RE:  CONSENT OF PINCOCK, ALLEN & HOLT

Dear Mr. DeGuire:

We hereby consent to references to our name and to any analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited the ("Company") which are set forth in the Registration Statement on Form S-1 filed by the Company with the Securities Exchange Commission ("Commission") on August 22, 1997 or in any related, abbreviated registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

                                          Sincerely,

                                          PINCOCK, ALLEN & HOLT


                                          /s/  John W. Rozelle


                                          John W. Rozelle
                                          Principal Geologist


JWR/sp